UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant under Rule 14a-12

NEFF CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                       1)     Title of each class of securities to which transaction applies:

                                       2)     Aggregate number of securities to which transaction applies:

                                       3)     Per unit price or other underlying value of transaction computed pursuant to
                                               Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       4)     Proposed maximum aggregate value of transaction:

                                       5)     Total fee paid:

                                                    [ ]     Fee paid previously with preliminary materials.

                                                    [ ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
                                                            and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                       1)     Amount Previously Paid:

                                       2)     Form, Schedule or Registration Statement Number:

                                       3)     Filing Party:

                                       4)     Date Filed:

May 1, 2003

Dear Stockholder:

     Please accept this invitation to attend our Annual Meeting of Stockholders on Wednesday, June 11, 2003 at 10:00 a.m. eastern daylight savings time. This year’s meeting will be held at the Intercontinental Hotel, 2505 Northwest 87th Avenue, Miami, Florida.

     At the Annual Meeting you will be asked to (1) elect two directors and (2) ratify the selection of Neff’s independent auditors for 2003. Your vote is important. I urge you to complete, sign and return the enclosed proxy card. This way your shares will be voted as you direct even if you do not attend the meeting. By returning the proxy card promptly, you will help Neff avoid additional solicitation costs.

      I look forward to seeing you on June 11, 2003.

                                                                                               Sincerely,

                                                                                               /s/ Juan Carlos Mas
                                                                                                President and
                                                                                               Chief Executive Officer

NEFF CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2003

     To Our Stockholders:

     The 2003 Annual Meeting (the “Annual Meeting”) of Stockholders of Neff Corp. (“Neff” or the “Company”) will be held at the Intercontinental Hotel, 2505 Northwest 87th Avenue, Miami, Florida on June 11, 2003, at 10:00 a.m. eastern daylight savings time. The purpose of the meeting is to consider and act upon the following:

     1.      The election of two directors to serve for the following three years.

     2.      The selection of Deloitte & Touche as Neff's independent public accountants for 2003.

     3.      The transaction of such other business as may properly come before the meeting or any adjournment.

     Stockholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the Annual Meeting.

                                                                                                /s/ Mark H. Irion
                                                                                                 Secretary

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

NEFF CORP.

3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33178

PROXY STATEMENT

May 1, 2003

     The Board of Directors is soliciting proxies to be used at the 2003 Annual Meeting to be held at 10:00 a.m eastern daylight savings time, June 11, 2003, at the Intercontinental Hotel, 2505 Northwest 87th Avenue, Miami, Florida.

     This Proxy Statement and an accompanying proxy are being mailed to stockholders on or about May 1, 2003, together with Neff’s 2002 Annual Report, which includes audited financial statements for the year ended December 31, 2002. The Consolidated Balance Sheets as of December 31, 2002 and 2001 and the Consolidated Statements of Operations, the Consolidated Statements of Stockholders’ Equity, the Consolidated Statements of Cash Flows, and the Notes to Consolidated Financial Statements (each of such Statements being for the years ended December 31, 2002, 2001 and 2000), audited and contained in Neff’s 2002 Annual Report, are incorporated in this Proxy Statement by reference to that Report.

Who Can Vote

     The Neff Corp. Board of Directors has fixed the close of business on April 25, 2003 as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of Class A Common Stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

     As of the record date, there were 16,065,350 shares of Class A Common Stock and 5,100,000 shares of Class B Special Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each stockholder has one vote for each share of Class A Common Stock and one vote for each share of Class B Special Common Stock. Holders of Class A Common Stock and Class B Special Common Stock will vote together, without regard to class, on the matters to be voted upon at the meeting. As of the record date, holders of Class A Common Stock held 75.9% of the general voting power; holders of Class B Special Common Stock held the remaining 24.1% of the general voting power.

Voting by Proxy

     If you sign and return the proxy before the Annual Meeting, we will vote your shares as specified in the proxy. You may specify on your proxy whether or not your shares should be voted for the nominees for director. If you properly execute your proxy card but do not indicate any specific voting instructions, the proxy will be voted in favor of the directors nominated and for approval of the proposal to ratify the selection of Deloitte & Touche LLP as Neff’s independent public accountants for 2003. If other matters are properly presented before the meeting, the persons named in the proxy will have authority to vote in accordance with their judgment on any other such mater, including without limitation, any proposal to adjourn or postpone the meeting, including for purposes of soliciting additional proxies for or against a given proposal, or otherwise concerning the conduct of the meeting.

     If your broker holds your shares of Class A Common Stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the Annual Meeting.

How You Can Revoke Your Proxy

     If you are a record holder of Class A Common Stock, you can revoke your proxy at any time before it is exercised by:

  submitting written notice of revocation to the Secretary of the Company that is received before the Annual Meeting and that states that you are revoking your proxy;

  submitting another, later-dated proxy that is properly signed and received before the Annual Meeting; or

  attending the Annual Meeting and voting in person.

     Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

Quorum and Voting Requirements

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the Annual Meeting. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder’s shares will still be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether or not a quorum exists.

     The election of each director nominee must be by a plurality of the stockholders entitled to vote. A majority of the votes that could be cast in the election or on a proposal by stockholders who are either present in person or represented by proxy at the Annual Meeting is required to approve the proposal to ratify the selection of Deloitte & Touche LLP as Neff’s independent public accountants for 2003.

     The total number of votes that could be cast at the Annual Meeting is the number of votes actually cast plus the number of abstentions. Because abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors.

     Under the rules that govern brokers who have record ownership of shares that are held in brokerage accounts for their clients, who are the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters, but not on non-routine matters. Because the proposals to be acted on at the Annual Meeting, the election of directors and the ratification of accountants, are routine matters, a broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote for these matters. A broker’s inability to vote with respect to non-routine matters is referred to as a “broker non-vote.” Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for determining the number of votes cast on non-routine matters.

Other Matters to be Acted Upon at the Annual Meeting

     We do not know of any other matters to be presented or acted upon at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Solicitation of Proxies

     This Proxy Statement is being furnished to Neff Corp. stockholders in connection with the Neff Corp. Board of Directors’ solicitation of proxies from the holders of Neff Corp. Class A Common Stock for use at the Annual Meeting. The cost of this solicitation of proxies will be borne by Neff. In addition to solicitation by mail, Neff Corp. directors, officers and employees may solicit proxies in person, or by telephone, telecopy or email, for which no additional compensation shall be paid other than their regular salary and other usual compensation. The Company may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Class A Common Stock.

Annual Report

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission, will be mailed without charge to stockholders upon request. Requests should be addressed to the Company, 3750 NW 87th Avenue, Suite 400, Miami, Florida, 33178, Attention: Jamal Garcia, Investor Relations. The Form 10-K includes certain exhibits that will be provided only upon payment of a fee covering the Company’s reasonable expenses.

OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 1, 2003, information regarding the beneficial ownership of Class A Common Stock and Class B Special Common Stock by (1) each person whom Neff knows beneficially owns 5% or more of any class of Neff’s voting securities; (2) each current director and the named executive officers set forth in the Summary Compensation Table and (3) all current directors and executive officers as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder and has the same address as Neff.

                       Number of Shares   Percent of Class A   Number of Shares   Percent of Class B
                      of Class A Common    Class A Common    of Class B Special  Special Common Stock
Name or Entity            Stock(1)           Stock Owned        Common Stock(1)          Owned
--------------------- -------------------- ----------------- ------------------- --------------------
Jorge Mas               3,802,744(2)(3)        18.0%                --                     --
--------------------- -------------------- ----------------- ------------------- --------------------
Juan Carlos Mas         2,431,303(2)(4)        11.5                 --                     --
--------------------- -------------------- ----------------- ------------------- --------------------
Jose Ramon Mas          2,381,303(2)(5)        11.3                 --                     --
--------------------- -------------------- ----------------- ------------------- --------------------
General Electric
Capital Corporation      5,100,000(6)          24.1           5,100,000(6)                100%
--------------------- -------------------- ----------------- ------------------- --------------------
Santos Fund I, L.P.      900,000(7)             4.3                 --                     --
--------------------- -------------------- ----------------- ------------------- --------------------
Mark H. Irion             50,000(8)              *
--------------------- -------------------- ----------------- ------------------- --------------------
Steven Scheiwe             30,000                *
--------------------- -------------------- ----------------- ------------------- --------------------
All current directors
and executive officers
as a group (5 persons)   8,695,350(2)          41.1%
----------------------- ------------------ ------------------ ------------------ --------------------

     * Less than 1 percent.

     (1) A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Shares each identified person has a right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding when calculating the percentage ownership of any other person.

     (2) Excludes shares beneficially owned through Santos Fund I, L.P. ("Santos").

     (3) Includes 100,000 shares subject to options that may be exercised by Mr. Mas within 60 days of April 1, 2003 and shares beneficially owned by Jorge Mas Holding I Limited Partnership.

     (4) Includes 50,000 shares subject to options that may be exercised by Mr. Mas within 60 days of April 1, 2003 and shares beneficially owned by Juan Carlos Mas Holding I Limited Partnership.

     (5) Includes shares beneficially owned by Jose Ramon Mas Holding I Limited Partnership.

     (6) All of the shares of Class B Special Common Stock are convertible into Class A Common Stock. GE Capital’s address is 777 Long Ridge Road, Building B, First Floor, Stamford, CT, 06927.

     (7) Santos is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.

     (8) Includes 40,000 shares subject to options that may be exercised by Mr. Irion within 60 days of April 1, 2003.

PROPOSAL 1

Election of Directors

     Pursuant to Neff’s Certificate of Incorporation, the directors are divided into three classes serving three year terms. Two directors, comprising one class of directors, is to be elected at the Annual Meeting. Mr. Juan Carlos Mas and Mr. Jose Ramon Mas have been nominated for election as directors to hold office until the 2006 Annual Meeting and until their successors have been elected and shall qualify. Both nominees for director to be elected at the Annual Meeting are currently members of the Board of Directors. The Company expects each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted for the election of such other person for director as management may recommend in the place of such nominee. Proxies may not be voted for more than two directors.

                                    Principal Occupations                          Director  Term to
      Name          Age           and Other Directorships*                          Since    Expire
  ---------------  ----  ------------------------------------------------------    -------  --------
 Juan Carlos Mas    36      Principal  occupations: Chief  Executive  Officer,       1995     2006
                            Neff,  since  January  2002;
                            Other directorships: Miami Children's Hospital

 ----------------  ----  ------------------------------------------------------    -------  --------
 Jose Ramon Mas     32      Principal occupations: Vice President, MasTec, Inc.      1995     2006
                            since August 2001.
                            Other directorships: none.
 ----------------  ----  ------------------------------------------------------    -------  --------
 Terms of office of the directors named below will continue until the Annual Meeting in the years indicated.

 ----------------  ----  ------------------------------------------------------    -------  --------
                                    Principal Occupations                          Director  Term to
      Name          Age           and Other Directorships*                          Since    Expire
 ----------------  ----  ------------------------------------------------------    -------  --------
 Jorge Mas          40      Principal  occupations:  Chairman of the Board,          1995     2004
                            MasTec, Inc. since January 1998; Chief Executive
                            Officer,  MasTec,  Inc.from March 1994 to October 1999.
                            Other directorships: Nova Southeastern University,
                            Cuban American National Foundation, Inc.
 ----------------  ----  ------------------------------------------------------    -------  --------
Steven D. Scheiwe   42      Principal occupations: Chief Executive Officer,          2001     2004
                            Teletrac, Inc. since 1999; General Counsel and
                            Secretary,Teletrac, Inc. from 1995 to 1999; General
                            Counsel  and Secretary,Premiere Page, Inc. from 1988
                            to 1999.
                            Other directorships: Microcell Telecommunications, Inc.,
                            Nucentrix Broadband Communications, Inc.
 ----------------  ----  ------------------------------------------------------    -----------------

     Jorge Mas,  Juan Carlos Mas and Jose Ramon Mas, all of whom are members of the Board of  Directors, are brothers.  There are no other family relationships among the members of the Board of Directors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE TWO NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors met 2 times in 2002.

     The Board of Directors has established an Audit Committee. The members of the Audit Committee during 2002 were Messrs. Markbreiter and Scheiwe. The Audit Committee met 4 times in 2002. The Audit Committee reviews the Company’s auditing, accounting, financial reporting and internal control functions and recommends our independent accountants to the Board. In addition, the committee monitors the non-audit services of our independent accountants. The members of the Audit Committee are “independent” as defined by the rules of the New York Stock Exchange. Mr. Markbreiter resigned from the Board of Directors in January 2003; therefore, Mr. Scheiwe is currently the sole member of the Audit Committee. The Board of Directors has adopted an Audit Committee Charter which is attached as Appendix A to this Proxy Statement.

     The Board of Directors has established a Compensation Committee. The members of the Compensation Committee in 2002 were Messrs. Markbreiter and Scheiwe. The Compensation Committee did not meet separately from the Board of Directors during 2002. In fiscal year 2002, the entire Board of Directors determined the compensation of the Company’s Chief Executive Officer and all other corporate officers and administered the Company’s incentive stock plans, including the 1998 Incentive Stock Plan and the 1999 Incentive Stock Plan. Mr. Markbreiter resigned from the Board of Directors in January 2003; therefore, Mr. Scheiwe is currently the sole member of the Compensation Committee.

      The Board of Directors has not established a nominating committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Company for the year ended December 31, 2002 (the “Audited Financial Statements”). The Audit Committee has discussed with Deloitte & Touche LLP, who reports directly to the Audit Committee, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee has considered whether the provision of non-audit services to the Company by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP from the Company.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Audited Financial Statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Audit Committee

     Steven D. Scheiwe

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MasTec, Inc., an affiliate of the Company controlled by three of the Company’s Directors, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, purchased and leased construction equipment from the Company in 2002. Revenues from MasTec, Inc. during 2002 were $1.7 million. The Company believes that these payments were equivalent to the payments that would have been made between unrelated parties acting at arm’s length.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Neff’s directors and executive officers and persons who own more than 10% of the Class A Common Stock to file with the Securities and Exchange Commission reports of initial ownership and changes of ownership of the Class A Common Stock and other equity securities of the Company. Based solely on the Company’s review of copies of any such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and those greater-than-10% stockholders that filed any reports filed all of such reports on a timely basis during the year ended December 31, 2002.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

     The following table sets forth information regarding the compensation for services in all capacities to the Company and its subsidiaries, of Neff’s Chief Executive Officer and Neff’s Chief Financial Officer (together, the “Named Executive Officers”).

                          Summary Compensation Table

   Name and Principal                                           Securities Underlying
       Position            Year       Salary        Bonus           Options/SARs
----------------------- ---------- ------------ -------------- -----------------------

Juan Carlos Mas(1)         2002      $267,596        --              150,000(2)
----------------------- ---------- ------------ -------------- -----------------------

Mark H. Irion(3)           2002      $185,000        --                 --
                           2001       174,422     $75,000             35,000
                           2000       160,000        --                 --
----------------------- ---------- ------------ -------------- -----------------------

(1) Effective as of January 1, 2002, Mr. Mas became President and Chief Executive Officer of the Company.
(2) The Company granted Mr. Mas an option to purchase 150,000 shares of Class A Common Stock in December
    2001 in connection with his appointment as President and Chief Executive Officer of Neff Corp. as of January 1, 2002.
(3) Mr. Irion became the Chief Financial Officer of the Company's  wholly-owned  subsidiary,  Neff Rental,
    Inc., in September 1998. He became the Company's Chief Financial Officer in May 1999.

Stock Option Grants

     The following table sets forth certain information with respect to employee options to purchase shares of common stock awarded to the Named Executive Officers during 2002.

                            OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants(1)                                Potential Realizable
                                                                                         Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                     Price Appreciation for
                                                                                          Option Term
------------------- ------------------ --------------------- ---------- ------------- ------------------------
                                        % of Total options
                    Number of Shares      Granted to         Exercise
                       Underlying      Employees in Fiscal     Price      Expiration
  Name               Options Granted         Year(2)         ($/Share)       Date      5% ($)     10% ($)
------------------- ------------------ --------------------- ---------- ------------- -------- ---------------

Juan Carlos Mas(3)       150,000              100.0             $ 0.37   1/02/2010   $ 34,500    $ 87,000
------------------- ------------------ --------------------- ---------- ----------- ----------  --------------

(1) Each option  represents  the right to purchase  one share of common  stock and was granted pursuant to our 1999  Incentive  Stock Plan.
(2) Indicates the percentage of all options granted to employees of Neff during 2002.
(3) The Company  granted Mr. Mas an option to purchase  150,000 shares of Class A Common Stock in
    December 2001 in connection  with his appointment as President and Chief  Executive  Officer of
    Neff Corp. as of January 1, 2002.  This option vests in equal  installments on the first 3 anniversaries of the grant date and has a per share exercise price of $0.37.

Option Exercises and Values in 2002

      The following table provides information related to the number and value of options held by the Named Executive Officers as of December 31, 2002. The last sales price of Class A Common Stock on December 31, 2002 was $ 0.12.

                                 Fiscal Year End Option Values

                            --------------------------------------- --------------------------------------
                               Number of Securities Underlying       Value of Unexercised "In-the-Money"
                            Unexercised Options at Fiscal Year End      Options at Fiscal Year End(1)
                            --------------------------------------- --------------------------------------

Name                           Exercisable       Unexercisable        Exercisable        Unexercisable
--------------------------- ----------------- -------------------- ------------------ ------------------

Juan Carlos Mas                  50,000             100,000               $ 0                $ 0
--------------------------- ----------------- -------------------- ------------------ ------------------

Mark H. Irion                    40,000                0                  $ 0                $ 0
--------------------------- ----------------- -------------------- ------------------ ------------------

     (1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

Equity Compensation Plan Information

     The following table sets forth information with respect to the Company's equity compensation plans as of December 31, 2002.

                                                                                 Number of Securities
                     Number of Securities to be  Weighted-Average Exercise     Remaining Available for
                      Issued Upon Exercise of   Price of Outstanding Options,  Future Issuance Under Equity
Plan Category          Outstanding Options,       Warrants and Rights       Compensation Plans (excluding
                       Warrants and Rights                                  Securities Reflected in Column (a)
-------------------- ------------------------- -------------------------- -------------------------------
                               (a)                         (b)                             (c)
-------------------- ------------------------- -------------------------- -------------------------------
Equity compensation
plans approved by
security holders          1,040,000(1)                   $ 4.41                         960,000
-------------------- ------------------------- -------------------------- -------------------------------
Equity compensation
plans not approved by
security  holders           657,220(2)                   $ 2.44                            0

-------------------- ------------------------- -------------------------- -------------------------------
Total                     1,697,220                      $ 3.64                         960,000
-------------------- ------------------------- -------------------------- -------------------------------

(1)  Includes  options to purchase  452,000 shares issued under the Company's 1998 Incentive Stock Plan and options to purchase 588,000 shares issued under the Company's 1999 Incentive Stock Plan.
(2)  Represents  options to purchase shares granted to a former Chief Executive  Officer of the Company pursuant to an option agreement dated  December  1, 1995.  One-third  of the  options  expire on
     December  1, 2005,  one-third  expire on  December  31, 2005 and the remaining one-third expire on
     December 31, 2006.

Director Compensation

      Beginning with the third quarter of 2002, each independent board member was paid $5,000 for each fiscal quarter that he served as a member of the board.

Employment Agreements; Change in Control Arrangements

      Employment Agreements

      The Company has entered into an Employment Agreement with Mark Irion, the Chief Financial Officer of the Company. The agreement has an initial term of three years, commencing on March 1, 2000, and will be automatically extended for one year periods unless either party terminates the agreement on six months prior notice. Mr. Irion is prohibited from competing with the Company during the term of the agreement and for one year after his employment with the Company terminates for any reason. In the event of termination of Mr. Irion's employment due to his Disability (as defined in the agreement) or death, the Company will pay Mr. Irion or his estate as severance pay each month for the eighteen months immediately following the date of termination, the amount necessary to make up the difference between the amount of payments the executive will receive during that month under the disability insurance policies maintained by the Company and Mr. Irion's base monthly salary on the date of termination. In the event the Company terminates Mr. Irion's employment other than for Cause (as defined in the agreement), death or Disability or he terminates his employment for Good Reason (as defined in the agreement) or under certain circumstances following a Change in Control (as defined in the agreement), then (a) the Company must pay Mr. Irion a lump sum amount equal to one and one-half times the sum of his base salary and bonus; (b) Mr. Irion is entitled, for a period of eighteen months, to continuation of coverage at the Company's expense of his life insurance, disability, medical and dental benefits and (c) all restrictions on any outstanding awards granted to Mr. Irion will lapse and be immediately vested.

      Incentive Stock Plans

      The Company's incentive stock plans permit the Company to provide that recipients of awards granted pursuant to these plans shall receive certain benefits upon the occurrence of a change in control. A change in control is generally defined as (1) the acquisition by any person of more than 30% of the voting securities of the Company, (2) certain mergers involving the Company or (3) the sale of all of the assets of the Company.

Report on Executive Compensation

      During the fiscal year ended 2002, decisions concerning compensation of executive officers were made by the entire Board of Directors.

      The Board of Directors establishes the performance objectives and the compensation of the Company's executive officers, including the CEO. The Board of Directors is also responsible for determining the recipients and terms of options and other awards under the Company's incentive stock plans, and administering such plans. The Board of Directors considers the recommendations of management when making determinations regarding executive compensation and awards under these plans.

Philosophy

The members of the Board of Directors believe that the Company's success largely depends on the efforts of its employees and, in particular, the leadership exercised by its executive officers. Therefore, the Board believes that it is important to adopt compensation programs that:

  enhance the Company's ability to attract and retain qualified executive officers and motivate its officers to achieve high levels of performance for the Company;

  provide a level of compensation that is competitive with a select group of national and regional construction equipment rental companies that the Company believes are comparable to Neff;

  stress stock ownership and, as a result, tie long-term compensation to increases in stockholder value as evidenced by price appreciation in the Class A Common Stock; and

  emphasize teamwork, corporate efficiency and overall corporate results.

      The members of the Board believe, however, that fixed compensation formulas may not adequately reflect all aspects of the Company's and an individual executive officer's performance. Therefore, the Board has retained a high degree of flexibility in structuring Neff's executive compensation. This approach allows the Board annually to evaluate subjectively and reward each executive officer's individual performance and contribution to the Company's overall financial and operational success.

      The components of the Company's executive compensation program for fiscal year 2002 were (1) annual compensation consisting of base salaries, and (2) other benefits. Executive compensation is determined on the basis of total compensation rather than as separate free-standing components.

Base Salary and Bonus

      The Board reviews each executive officer's base salary on an annual basis. In determining base salary compensation for fiscal year 2002, the Board considered financial and operational results of the previous fiscal year and the contributions made by the executive officers to the achievement of those results, and the compensation packages for executives of comparable position and responsibility in the industry. Neff's Chief Executive Officer assisted during this process by making recommendations concerning salaries and bonuses to be paid to officers other than himself.

      To provide additional incentive to achieve outstanding performance, the Company awards cash bonuses to executive officers based on the Board's subjective evaluation of corporate and individual performance.

Long-Term and Other Incentive Compensation

      The Board believes that the financial interests of executive officers should be aligned closely with those of stockholders through stock ownership. Pursuant to the Company's incentive stock plans, the Board may grant stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units and performance shares to employees, officers, employee directors, consultants and advisors of the Company. These awards are based upon an evaluation of the contribution of eligible individuals to the Company's long-term performance and the importance of their responsibilities within the Company. Stock options granted under the incentive stock plans generally have a term of ten years, vest over three years and have an exercise price equal to the fair market value of the Class A Common Stock on the grant date. Prior to the Company's initial public offering, the Company granted Phantom Shares under the Company's Phantom Stock Plan which generally vest over five years and must be redeemed by the Company within one year of vesting.

      Chief Executive Officer. Mr. Mas became Chief Executive Officer of the Company effective as of January 1, 2002. Prior to that time, Mr. Mas was a director, but not an executive officer or employee of the Company. Mr. Mas' compensation package for 2002 consisted of base salary. In consideration of Mr. Mas' appointment as Chief executive Officer of the Company, in December 2001, the Board of Directors granted him an option to purchase 150,000 shares of Class A Common Stock. The option vests in equal installments on the first 3 anniversaries of the date of grant. In approving Mr. Mas' compensation arrangements, the Board took into account the Company the overall compensation packages of other chief executive officers of companies in the construction equipment rental industries.

      Deductibility of Executive Compensation in Excess of $1.0 Million. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to a named executive officer. Exceptions are made for qualified performance-based compensation, among other things. The Board intends generally to structure its executive awards under the Company's incentive stock plans to take advantage of this Section 162(m) exception. However, the Board does not believe that it is necessarily in the best interest of the Company and its stockholders that all compensation meet the requirements of Section 162(m) for deductibility and the Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Jorge Mas
Jose Ramon Mas
Juan Carlos Mas
Steven D. Scheiwe

Stock Price Performance

      The following stock price performance chart compares cumulative total stockholder return, assuming reinvestment of dividends, if any, for (1) the Class A Common Stock, (2) Standard & Poor's 500 Stock Index and (3) a Competitor Group Index, for the period indicated. The chart assumes that $100 was invested at May 22, 1998, the date the Class A Common Stock began trading on the New York Stock Exchange, at the initial public offering price of $14.00 per share. In November 2001, the NYSE suspended trading in the Class A Common Stock and it began to trade on the NASD Over-the-Counter Bulletin Board. The comparisons in the chart are provided in response to disclosure requirements of the SEC and are not intended to forecast or be indicative of future performance of the Class A Common Stock.

[GRAPH]

    Measurement Period
  (Fiscal Year Covered)               Neff       Standard & Poor's 500   Competitor Group Index(1)
-------------------------------- -------------- ---------------------- ---------------------------
May 22, 1998...................     $100.00            $100.00                   $100.00
-------------------------------- -------------- ---------------------- ---------------------------
December 31, 1998..............       44.64             111.71                     92.97
-------------------------------- -------------- ---------------------- ---------------------------
December 31, 1999..............       45.53             135.21                     53.10
-------------------------------- -------------- ---------------------- ---------------------------
December 31, 2000..............        8.93             122.91                     34.40
-------------------------------- -------------- ---------------------- ---------------------------
December 31, 2001..............        3.21             108.30                     52.51
-------------------------------- -------------- ---------------------- ---------------------------
December 31, 2002..............        0.86              84.37                     24.44
-------------------------------- -------------- ---------------------- ---------------------------
__________________

     (1) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The Competitor Group includes three participants: National Equipment Services, Inc., Nationsrent, Inc. and United Rentals, Inc. Total return calculations were weighted according to the respective company's market capitalization.

PROPOSAL 2

Ratification of Selection of Independent Public Accountants

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for 2003. As the Company’s independent auditors, Deloitte & Touche LLP audits Neff’s books of account and other corporate records. The Company’s stockholders are being asked to ratify the selection of Deloitte & Touche LLP as Neff’s independent auditors at the Annual Meeting. Deloitte & Touche LLP has served as the Company’s independent auditors since 1996.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity, if he or she desires, to make a statement and will be available to answer appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

FEES OF INDEPENDENT ACCOUNTANTS

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company’s independent auditor, for professional services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2002 and 2001 and the reviews of the Company’s interim financial statements included in quarterly reports on Form 10-Q in the years 2002 and 2001 were $125,160 and $113,165, respectively.

Audit-Related Fees

     The aggregate fees billed for audit-related services rendered to the Company by Deloitte & Touche LLP for the years ended December 31, 2002 and 2001, were approximately $10,500 and $10,500, respectively. Such services included employee benefit plan audits.

Tax Fees

     The aggregate fees billed for tax services rendered to the Company by Deloitte & Touche LLP for the years ended December 31, 2002 and 2001, were approximately $182,924 and $44,000, respectively. Tax services rendered by Deloitte & Touche LLP principally related to tax preparation, tax planning and compliance.

All Other Fees

     The aggregate fees billed for all other services rendered to the Company by Deloitte & Touche LLP for the years ended December 31, 2002 and 2001, were approximately $0 and $563,094, respectively. Such fees principally related to litigation services and consulting.

OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders must be received by Neff at its principal executive offices no later than January 1, 2004. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

     Under the Company’s By-laws, stockholder proposals which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no earlier than March 13, 2004 and no later than April 12, 2004. Such proposals when submitted must be in full compliance with applicable law and the Company’s By-laws. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to March 13, 2004.

     Please complete, sign, date and return your proxy promptly to make certain your shares of Class A Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

     For the Directors,

Juan Carlos Mas
President and Chief Executive Officer

YOUR PROXY IS IMPORTANT.

PLEASE SIGN, DATE AND MAIL IT TODAY.

Appendix A

NEFF CORP. AUDIT COMMITTEE CHARTER

      The Board of Directors of Neff Corp. (the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

     Composition:

     The Committee shall be comprised of at least one Director who shall meet the requirements of the New York Stock Exchange. Committee members shall be appointed by the Board of Directors.

Responsibility:

     The Committee’s responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. In so doing, it is the responsibility of the Company to maintain free and open means of communication between the Board of Directors, the Company’s independent accountant (the “Independent Accountant”) and management of the Company (“Management”). The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Accountant. The Independent Accountant is ultimately accountable to the Board of Directors and the Committee.

Attendance:

     All members of the Committee should endeavor to be present, in person or by telephone, at all meetings. If the Committee consists of two or more members, two Committee members shall constitute a quorum. As necessary, the Committee may request members of Management, and representatives of the Independent Accountant to be present at meetings.

Minutes of Meetings:

     Minutes of each meeting shall be prepared and sent to Committee members and to Company Directors who are not members of the Committee.

Specific Duties:

     The Committee is to:

     1. Review with Management and the Independent Accountant, the Company’s policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls.

     2. Review the Committee's Charter annually and update as appropriate.

     3. Recommend to the Board of Directors the Independent Accountant to be selected for the Company (subject to ratification by the stockholders if the Board of Directors so determines), evaluate the Independent Accountant, approve the compensation of the Independent Accountant and review and approve any discharge of the Independent Accountant.

     4. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company, discuss such reports with the Independent Accountant, and if so determined by the Committee, recommend that the Board take appropriate action.

     5. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

     6. Review, prior to the annual audit, the scope and general extent of the Independent Accountant's audit examinations.

     7. Review with Management and the Independent Accountant, upon completion of their audit, financial results for the year prior to their release to the public. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

     8. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel, and any relevant recommendations that the Independent Accountant may have.

     9. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     10. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     11. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or By-laws or as may be assigned to the Committee, with its concurrence, by the Board.

Neff Corp.

Annual Meeting of Shareholders

Intercontinental Hotel
2505 Northwest 87th Avenue
Miami, Florida

June 11, 2003
10:00 a.m.

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS OF NEFF CORP.

     The undersigned hereby constitutes and appoints Jorge Mas and Juan Carlos Mas (the “Proxies”), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of Neff Corp. (the “Company”) that the undersigned would be entitled to vote at the 2003 Annual Meeting of Shareholders to be held at the Intercontinental Hotel, 2505 Northwest 87th Avenue, Miami, Florida 33172, at 10:00 a.m. on Friday, June 11, 2003, or any adjournments or postponements thereof, on the following matters coming before the Annual Meeting:

(1)      Election of two (2) Class II Directors as described in the Proxy Statement of the Board of Directors.

 FOR the nominees listed below              WITHHOLD AUTHORITY to vote for the nominees listed below

JUAN CARLOS MAS

JORGE MAS

(To withhold authority to vote for any individual nominee,
write the nominee's name below:)

                                                                                                                                    FOR             AGAINST             ABSTAIN

(2)       To ratify the appointment of Deloitte & Touche LLP as independent                                                                  
auditors for the fiscal year ending December 31, 2003.

(Continued and to be signed on reverse)

(3)      In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

      Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated May 1, 2003, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 is acknowledged.

ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES “FOR” THE NOMINEES AND THE PROPOSALS SET FORTH ABOVE.

Date:       , 2003 ----------------------------------------------
Signature: ------------------------------------------------------
Signature: ------------------------------------------------------

(Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)